              As filed with the SEC on August 30, 2001
                    SEC Registration No. 333-68702

                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM SB-2

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        DONAR ENTERPRISES, INC.
            ----------------------------------------------
            (Name of small business issuer in its charter)

     Delaware                    4822                     23-3083371
 ----------------    ----------------------------      ----------------
 (State or other     (Primary Standard Industrial      (I.R.S. Employer
 jurisdiction of      Classification Code Number)       Identification
 incorporation                                           Code Number)
 or organization)

                   1735 Market Street, Suite A #261
                   Philadelphia, Pennsylvania 19103
                            (215) 893-3662
 -------------------------------------------------------------------------
 (Address and telephone number of registrant's principal executive offices and principal place of business)

                             William Tay
                President and Chief Executive Officer
                   1735 Market Street, Suite A #261
                   Philadelphia, Pennsylvania 19103
                    Telephone / Fax: (215) 893-3662
                  E-mail: info@DonarEnterprises.com
      ----------------------------------------------------------
      (Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]


                   CALCULATION OF REGISTRATION FEE
===============================================================================================================
                           |       Amount       |   Proposed Maximum   |  Proposed Maximum  |
Title of                   |       to be        |    Offering Price    |     Aggregate      |    Amount of
 Shares to be Registered   |     Registered     |     Per Share(1)     |   Offering Price   | Registration Fee
---------------------------------------------------------------------------------------------------------------
 Common Stock, $.001 par   |                    |                      |                    |
  value..................  |  2,000,000 shares  |        $0.05         |      $100,000      |      $25.00
---------------------------------------------------------------------------------------------------------------
 Total...................  |  2,000,000 shares  |        $0.05         |      $100,000      |      $25.00
===============================================================================================================


1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

            SUBJECT TO COMPLETION, DATED AUGUST 30, 2001

PRELIMINARY PROSPECTUS

                       DONAR ENTERPRISES, INC.

                   2,000,000 Shares of Common Stock
                        Price per share: $0.05
         Total cash proceeds if all shares are sold: $100,000

      This is our initial public offering. We are offering up to 2,000,000 shares of our common stock at a price of $0.05 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by William Tay, our sole executive officer and director. No one has agreed to buy any of our shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement. This means that we will use the proceeds for the purposes described in this prospectus, as we receive them.

      There is no trading market for our common stock. If a market were to develop, it would most likely be on the NASD OTCBB or the "pink sheets." We would not satisfy the listing criteria of any national securities exchange or the Nasdaq Stock Market.

      The offering will remain open until 180 days from the date of this prospectus.

      The purchase of our shares involves substantial risk. See
"Risk Factors" beginning on page 6 for a discussion of risks to consider before purchasing our common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

=======================================================================
                     |   Price     |  Underwriting    |   Proceeds
                     |   to        |  Discounts and   |   To
                     |   Public    |  Commissions     |   Donar
-----------------------------------------------------------------------
Per Share .......... |   $   0.05  |       $0         |   $   0.05
-----------------------------------------------------------------------
Total .............. |   $100,000  |       $0         |   $100,000
=======================================================================

                       DONAR ENTERPRISES, INC.
                   1735 Market Street, Suite A #261
                        Philadelphia, PA 19103
                   Telephone / Fax:  (215) 893-3662

           The date of this prospectus is August 30, 2001.

                          TABLE OF CONTENTS
                          -----------------
                                                           PAGE
                                                           ----

PROSPECTUS SUMMARY .......................................   5
RISK FACTORS .............................................   6
  We are a development stage company, with no
   significant history of operations, which creates
   uncertainty about our chances of success...............   6
  Our auditors' "going concern" opinion in our financial
   statements creates additional doubt about our ability
   to stay in business....................................   6
  Since this is a direct public offering and there is no
   underwriter, we may not be able to sell any shares ourselves, and as a result, we will have to delay our
   entire business plan...................................   6
  Failure to effectively manage growth could have a
   material adverse affect on our business ...............   6
  Our failure to maintain an acceptable level of service
   could harm our reputation, which may hamper our chances
   of maintaining future clients and or generate new
   clients................................................   6
  You will suffer immediate and substantial dilution of
   the purchase price you will pay in the offering .......   7
  Our sole officer and director, William Tay, has
   significant control over stockholder matters, which
   will restrict the ability of minority stockholders to
   influence our activities...............................   7
  Because we have issued shares that may become eligible
   for resale under Rule 144, a large amount of our stock could be sold, potentially depressing our stock price.. 7
  Because we do not expect to pay dividends on our common
   stock in the foreseeable future, shareholders may have
   no way to recoup any of their investment...............   7
  There is no public market for our shares and should be
   considered an illiquid investment......................   7
USE OF PROCEEDS ..........................................   8
DETERMINATION OF OFFERING PRICE ..........................   9
DILUTION .................................................  10
SELLING SECURITY HOLDERS .................................  10
PLAN OF DISTRIBUTION .....................................  11
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS ........  12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
 PERSONS .................................................  13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
 MANAGEMENT ..............................................  14
DESCRIPTION OF SECURITIES ................................  14
RELATED PARTY TRANSACTIONS ...............................  16
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES ..............................  17
BUSINESS .................................................  19
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION ..  23
LEGAL PROCEEDINGS ........................................  25
LEGAL MATTERS ............................................  25
EXPERTS ..................................................  25
REPORTS TO SECURITY HOLDERS ..............................  25
INDEX TO FINANCIAL STATEMENTS ............................  28
SUBSCRIPTION AGREEMENT ...................................  38

                          PROSPECTUS SUMMARY

      You should read the following summary together with the more detailed information about our company and the common stock being sold in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. References in this prospectus to "we," "our" and "us" refer to Donar Enterprises, Inc.

                       Donar Enterprises, Inc.

Our Business

      We were organized to offer document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the Securities and Exchange Commission ("SEC" or "Commission"), via the SEC's Electronic Data Gathering Analysis and Retrieval ("EDGAR") system.

Our Market

      We seek to provide EDGAR filing services primarily to small public corporations traded on the Over-the Counter Bulletin Board and certain individuals by marketing our services to these groups directly or through legal and accounting firms specializing in securities practices.

Our Name and Address

      Donar Enterprises, Inc. was incorporated in the State of Delaware in May 25, 2001 and has recently begun implementing phases of its business plan. Our address is at 1735 Market Street, Suite A #261, Philadelphia, Pennsylvania 19103. Our telephone and fax number is (215) 893-3662. Our registered statutory office is located at 25 Greystone Manor, Lewes, Delaware 19958. Our web site is located at http://www.DonarEnterprises.com. The information contained in our website is not a part of this prospectus.

                             The Offering

Common Stock Offered
  for Sale .................  Up to a maximum of 2,000,000 shares.

Price to the Public ........  $0.05 per share in cash.

Use of Proceeds
  Primarily for ............  Sales and marketing, employee
                              salaries and web site development.

Number of Shares
  Outstanding Prior
  to the Offering ..........  4,750,000

Number of Shares
  Outstanding After
  the Offering .............  Maximum of 6,750,000

Plan of Distribution .......  This is a direct public offering, with no commitment by anyone to
                              purchase any shares. Our shares
                              will be offered and sold by
                              William Tay, our sole executive
                              officer and director. There is a
                              2000 share minimum investment
                              required from individual investors.

Terms of the Offering ......  This is a no minimum offering.
                              Accordingly, as shares are sold, we
                              will use the money raised for our
                              activities. The offering will
                              remain open until 180 days from the
                              date of this prospectus. We cannot
                              be certain that we will be able to
                              sell sufficient shares to fund our
                              operations adequately.

                             RISK FACTORS

     You should carefully consider the possibility that your entire investment may be lost. As such, you are encouraged to evaluate the following risk factors and all other information contained in this prospectus before purchasing our common stock. Our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations, and could result in complete loss of your investment.

We are a development stage company, with no significant history of operations, which creates uncertainty about our chances of success.

     We were recently organized on May 25, 2001 and we are a start-up company. We have no operating history and we do not have any business prior to our organization. There is nothing at this time on which to base an assumption that our business plans will prove successful, and there is no assurance that we will be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.

Our auditors' "going concern" opinion in our financial statements creates additional doubt about our ability to stay in business.

     Our independent certified public accountants have pointed out that we have incurred losses since our inception and had not yet been successful in establishing profitable operations, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. If we are unable to raise additional capital then you may lose your entire investment.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves, and as a result, we will have to delay our entire business plan.

     We have not retained an underwriter to sell these securities. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. Our sole officer and director, William Tay will be selling shares himself and has extremely limited experience in selling securities. If we fail to sell all the stock we are trying to sell, our ability to complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

Failure to effectively manage growth could have a material adverse affect on our business.

     At present, we have one employee, our president William Tay, who has basic training in formatting and filing EDGAR documents and will be responsible for all of our service offerings. Any expansion of our operations would place a significant strain on our limited personnel, management and other resources. Depending on the success of our planned operations, we may be required to attract, train, motivate and manage new employees successfully and to develop operational, management and information systems and controls. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that management will be able to achieve the rapid execution necessary to exploit the market for our business model. The failure to effectively manage growth could have a material adverse effect on our business, financial condition, results of operation and prospects.

Our failure to maintain an acceptable level of service could harm our reputation, which may hamper our chances of maintaining future clients and or generate new clients.

     Our ability to maintain future client relationships and generate new clients will depend to a significant degree on the quality of our services and our reputation among our clients and potential clients, compared with the quality of our services provided by, and the reputations of, our competitors. To the extent we loses clients to our competitors because of dissatisfaction with our services or our reputation is adversely affected for any other reason, our business, result of operations, financial conditions and prospects could be materially adversely affected.

You will suffer immediate and substantial dilution of the purchase price you will pay in the offering.

     The public offering price is substantially higher than the net tangible book value per share of the currently outstanding common stock. Immediately after this offering the book value of your shares will be approximately $0.02 per share. This represents an immediate and substantial dilution of $0.03, or 60%, from the purchase price you will pay in the offering assuming all the shares are sold. See "dilution."

Our sole officer and director, William Tay, has significant control over stockholder matters, which will restrict the ability of minority stockholders to influence our activities.

     Our sole officer and director, William Tay, controls the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. After the closing of this offering, William Tay will beneficially own, in the aggregate, approximately 70% of our outstanding common stock. This consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of Donar Enterprises, Inc. that might be beneficial to other stockholders. In addition, if a takeover is delayed, deterred or prevented, shareholders may be prevented from receiving a premium price for their shares.

Because we have issued shares that may become eligible for resale under Rule 144, a large amount of our stock could be sold, potentially depressing our stock price.

     All of our presently outstanding shares of common stock aggregating 4,750,000 shares of common stock, are "restricted securities"; as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto or otherwise pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three-month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. William Tay, our sole executive officer and director, owns an aggregate of 4,750,000 restricted shares for which the one-year holding period expires on May 26, 2002. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

Because we do not expect to pay dividends on our common stock in the foreseeable future, shareholders may have no way to recoup any of their investment.

     We intend for the foreseeable future to retain earnings, if any, for the future operation and expansion of our business and do not anticipate paying dividends on our shares of common stock for the foreseeable future. See "dividend policy."

There is no public market for our shares and should be considered an illiquid investment.

     There is no public market for our securities. Although we intend to submit for a quotation of our common stock on the OTC Bulletin Board of the NASD, we cannot guarantee that any public market will develop for our securities or that, if any such market develops, it will be maintained. As a result, stockholders may not be able to sell their shares readily, if at all. See "plan of distribution - no public market for our common stock."

                           USE OF PROCEEDS

      The net proceeds to us from the sale of the 2,000,000 shares offered hereby at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $15,500 for legal, accounting, printing and other costs in connection with the offering. In the event we fail to raise enough cash in the offering to offset offering expenses, we will have to find another source of funding, such as borrowings from our sole officer and director, and we cannot assure you that we will have any success in this regard.

      The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth.



Percent of total shares offered              25%         50%         75%         100%
                                             ($)         ($)         ($)         ($)
                                          ---------   ---------   ---------   ---------
Shares sold.............................   500,000    1,000,000   1,500,000   2,000,000
Gross proceeds from offering............    25,000       50,000      75,000     100,000
Less: offering expenses.................    15,500       15,500      15,500      15,500
Net proceeds from offering..............     9,500       34,500      59,500      84,500
Use of net proceeds
  Sales and marketing...................     4,000        8,000      12,000      15,000
  Employee salaries.....................     3,000       15,000      28,000      42,000
  Web site development..................     1,500        2,500       4,500       5,000
  Rent..................................         0        3,000       6,000      10,000
  Utilities.............................     1,000        2,000       3,000       4,000
  Professional fees.....................         0        4,000       6,000       8,500
                                          ---------   ---------   ---------   ---------
Total use of proceeds...................     9,500       34,500      59,500      84,500
                                          =========   =========   =========   =========


      It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 2,000,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

      Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $7,500 in net proceeds from the offering is received, $4,000 will be used for sales and marketing, $3,000 will be spent on employee salaries, and the remaining $500 will be used to pay for further development of our corporate web site. If less than $4,000 is received the entire amount will be applied toward sales and marketing.

      In general, the more shares we are able to sell, the more quickly we will be able to begin our sales and marketing efforts and pay salaries to our employees. The numbers above do not include any deductions for selling commissions since we will be selling the shares through the efforts of our sole officer and director who will not receive any commissions.

      There is no minimum amount that must be sold in this offering. There is a 2000 share minimum but no maximum amount that must be purchased by each investor. We may not be able to raise the additional funds we need to operate our business. If we receive no or nominal proceeds we will not remain as a viable going concern and you may lose your entire investment.

      Our sole officer and director will have broad discretion in allocating a substantial portion of the proceeds of this offering. We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.


                   DETERMINATION OF OFFERING PRICE

      There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

        [The balance of this page is intentionally left blank]

                               DILUTION

      You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

      Dilution is the difference between the public offering price of $0.05 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding calculate our net tangible book value per share.

      Our net tangible book value prior to the offering, based on the July 31, 2001 financial statements, was $0 or $0 per common share. Prior to selling any shares in this offering, we had 4,750,000 shares of common stock outstanding. We are now offering up to 2,000,000 shares at $0.05 per share. If all shares offered herein are sold, we will have 6,750,000 shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering on all shares sold and payment and issuance of the additional shares of common stock in the offering, but does not take into consideration any other changes in our net tangible book value, will be $84,500 or approximately $0.02 per share. This would result in dilution to investors in this offering of $0.03 per share, or 60% from the public offering price of $0.05 per share. Net tangible book value per share would increase to the benefit of our present stockholders from $0 prior to the offering to $0.02 after the offering, or an increase of $0.02 per share attributable to purchase of the shares by investors in this offering.

Dilution Table

      The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:


                                             500,000     1,000,000    1,500,000    2,000,000
                                           shares sold  shares sold  shares sold  shares sold
                                           -----------  -----------  -----------  -----------
Public offering price/share...............    $0.05        $0.05        $0.05        $0.05
NTBV/share prior to offering..............    $0.00        $0.00        $0.00        $0.00
Increase attributable to new investors....    $0.00        $0.01        $0.02        $0.02
Post offering pro forma NTBV/share........    $0.00        $0.01        $0.02        $0.02
Dilution to new investors.................    $0.05        $0.04        $0.03        $0.03
Percentage dilution.......................     100%         80%          60%          60%


-----
* It is possible we may not sell any of the shares, in which case our proceeds will be $0.


                       SELLING SECURITY HOLDERS

      None of our security holders is offering any securities under this offering. We are selling all of the shares under this offering.

                         PLAN OF DISTRIBUTION

General

      The following discussion addresses the material terms of the plan of distribution.

      We are offering up to 2,000,000 shares of our common stock at a price of $0.05 per share. We are offering the shares directly on a best efforts, no minimum basis and no compensation is to be paid to any person for the offer and sale of the shares. Since this offering is conducted as a direct public offering, there is no assurance that any of the shares will be sold.

      The offering will remain open until 180 days from the date of this prospectus, unless the maximum proceeds are received earlier or we decide to stop selling our shares. Our sole officer and director, William Tay, existing stockholders and affiliates may purchase shares in this offering under the same terms as public investors would, and if purchased, they intent to hold the shares for investment purposes, and not with a view to further resale or distribution. There is no limit to the number of shares they may purchase.

No Public Market for Common Stock

      There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the National Association of Securities Dealers (the "NASD"), upon the effectiveness of the registration statement of which this prospectus forms a part.

      There are several requirements for listing our shares on the NASD Bulletin Board, including:

      * we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

      * we must remain current in our filings;

      * we must find a member of the NASD to file a Form 211 on our behalf. The information contained within Form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the NASD so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

      We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

No Broker Is Being Utilized In This Offering

      This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used.

Our President Will Be Selling Our Securities On Our Behalf

      Although our president is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

      * He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

      * He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

      * He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

      He will restrict his participation to the following activities:

      A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

      B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

      C. Performing ministerial and clerical work involved in effecting any transaction.

No Escrow of Proceeds

      There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Penny Stock Reform Act of 1990

      The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.


          SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend",
"expects," "plan," "anticipates," "believes," "estimates,"
"predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

      The following table and subsequent discussion contains information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.


Name              Age         Term Served           Title / Position
-----------       ---         ---------------       ----------------------
William Tay       30          Since inception       President, Secretary,
                                                    Treasurer and Director


      There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

      William Tay, is the founder of Donar Enterprises, Inc. Mr. Tay has been the president, secretary, treasurer and director since our inception on May 25, 2001. For the last five years, Mr. Tay was self-employed where he designed and programmed web sites for searching the Internet, such as TotalSeek.com, and assists companies in complying with securities regulations. Mr. Tay is currently devoting his full time managing his own investments.

      Mr. Tay initially will devote up to approximately 20 hours per week of his time to our affairs. If and when our business operations increase and a more extensive time commitment is needed, he is prepared to devote more time even on a full-time basis.

      Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

      No officer, director, or persons nominated for such positions and no promoters or significant employee of Donar has been involved in legal proceedings that would be material to an evaluation of our management.

Executive Compensation

      We have made no provisions for cash compensation to our officers and directors. Our management received 4,750,000 shares or restricted stock as a retainer for future services and in exchange for the development of our business plan. These 4,750,000 shares have been accepted as full compensation for management's services for the first year of operation. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There are no grants of options or SAR grants given to any of our executive officers during the last completed fiscal year since we were only recently incorporated on May 25, 2001.

      We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

Employment Agreements

      We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.

Conflict of Interest - Management's Fiduciary Duties

      Our director and officer is or may become, in his individual capacity, officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. There exist potential conflicts of interest including allocation of time between Donar and his other business activities.

      No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by any present shareholder, officer, director or promoter. No proceeds from this offering will be loaned to our sole officer and director, and any of his affiliates. We also will not use proceeds of this offering purchase the assets of any company, which is beneficially owned by any of our current or future officers, directors, promoters or affiliates.


    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of our common stock, with respect to each of our named director and executive officer, each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

                                                                      Percent       Percent
                             Title         Amount and Nature of       Before        After
Name and Address            of Class       Beneficial Ownership       Offering(1)   Offering(2)
------------------------    --------       --------------------       -----------   -----------
William Tay                  Common         4,750,000 shares,            100%          70%
1735 Market Street                          direct ownership
Suite A #261
Philadelphia, PA 19103

All officer & director       Common         4,750,000 shares,            100%          70%
as a group (1 person)                       direct ownership


--------------
(1) Based on current outstanding common shares of 4,750,000.
(2) Assuming all 2,000,000 shares of common stock offered hereby are sold.

      There are currently no arrangements that would result in a change of control of us.


                      DESCRIPTION OF SECURITIES

      The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

      We are presently authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of our common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities nor are any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

      We have reserved from our authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable. During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

Preferred Stock

      We are also presently authorized to issue 20,000,000 shares of $.001 par value preferred stock. Under our Certificate of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Delaware Secretary of State, or copies thereof may be obtained from us.

Options and Warrants

      We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

      We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by State laws. Under Delaware corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

The transfer agent for our common stock will be Holladay Stock Transfer, Inc. upon completion of the offering. Its address and telephone number is 2939 North 67th Place, Scottsdale, Arizona 85251, (480) 481-3940. Up until the present time, we have acted as our own transfer agent and registrar.

Shares Eligible For Future Sale

      Upon completion of this offering, we will have 6,750,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 2,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

      The remaining 4,750,000 of common stock held by existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale a year from their date of initial issuance, subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

      In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock, which are not restricted securities.

      Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

      * by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and

      * by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

      There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.


                      RELATED PARTY TRANSACTIONS

      Since inception, the following transactions were entered into with our sole officer and director.

      Our sole officer and director, William Tay, acquired his shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that he may not sell such securities unless they are either registered with the SEC and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration. The most widely used exemption from registration requirements is provided by SEC Rule 144, which requires a one year holding period prior to resale, and limits the quantities of securities that can be sold during any 90 day periods.

      The certificate has been issued with a restrictive legend required with respect to issuance of securities pursuant to exemptions from registration requirements under the Securities Act and the recipient acknowledged his understanding that the shares are restricted from resale unless they were either registered under the Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such registration requirements.

      In connection with our organization, on May 25, 2001, William Tay, our president, was issued 4,750,000 shares of our restricted common stock in exchange for services, the business plan of Donar, and Donar's web site and domain name.

      It is contemplated that we may enter into certain transactions with our sole officer and director, William Tay, or affiliates which may involve conflicts of interest in that they will not be arms' length transactions. These transactions include the following:

      We presently have no office facilities but for the time being we will use as our business address the office of William Tay, our president, on a rent free basis, until such time as our business operations may require more extensive facilities and we have the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

      We have no formal written employment agreement or other contracts with our sole officer, William Tay, and there is no assurance that the services to be provided by him, and facilities to be provided by William Tay, will be available for any specific length of time in the future. William Tay anticipates initially devoting up to approximately 20% of his time to our affairs. If and when our business operations increase and a more extensive time commitment is needed, William Tay is prepared to devote more time to our affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined if and when such arrangements become necessary.

      All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                           ACT LIABILITIES

      Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

      Following the close of this offering, we will be subject to the State of Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

      As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

      We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

      We undertake the following:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        [The balance of this page is intentionally left blank]

                               BUSINESS

General

      Donar Enterprises, Inc. was incorporated on May 25, 2001 in the State of Delaware. We are a start-up enterprise in the development stage and had no revenues to date. We were organized to offer document formatting and electronic filing services for companies and individuals that desire to submit filings, such as reports, prospectuses, registration statements, and other documents pursuant to the federal securities laws, to the Securities and Exchange Commission ("SEC" or "Commission"), via the SEC's Electronic Data Gathering Analysis and Retrieval ("EDGAR") system.

      The SEC requires participants or their agents to file most disclosure information in an electronic format through EDGAR rather than by traditional paper filing package. This electronic format, usually in ASCII or plain text, but most recently in HTML (HyperText Markup Language), includes additional submission information and coding "tags" within the document for aid in the SEC's analysis of the document and retrieval by the public. This electronic format is generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette. In essence, EDGAR allows companies and individuals to file, and the public to retrieve, disclosure information electronically, primarily through the SEC's EDGAR archive web site found at http://www.sec.gov. We convert SEC forms and exhibit documents in standard word processing and other computer formats to the EDGAR format and assembles these documents on behalf of our clients for electronic filing with the SEC.

      Our mailing address is at 1735 Market Street, Suite A #261, Philadelphia, PA 19103. Our telephone and fax number is (215) 893-3662. Our web site is located at http://www.DonarEnterprises.com and our e-mail at that Internet address is info@DonarEnterprises.com. The information at our web site is not part of this prospectus.

About the Securities and Exchange Commission

      The SEC was founded in 1933 to provide safeguards to protect investors in the American Stock Market from the kinds of practices that resulted in the crash of 1929. Since its inception, the SEC has developed regulations for publicly held corporations based on the premise that full disclosure (including negative factors) of public companies' business and financial status produces a fluid non-manipulative market.

Industry Background

      Public companies must file certain reports with the SEC. In the beginning, SEC filings were submitted on paper and available only by paper copy. In the 1970's, the SEC contracted with an outside company to create and distribute microfiche copies to designated SEC public reference rooms. In order to obtain copies of these documents, individuals had to either make hard copies one page at a time or order copies from service bureaus such as Disclosure, Inc.

      The SEC recognized the need to enhance the speed and efficiency of the SEC filing process, make corporate and financial information readily available to investors, and generate more informed investor participation and securities markets. Hence, the Commission began developing an electronic disclosure system in 1983.

      By fall of 1984, a pilot system was opened for volunteers filing with both the Division of Corporate Finance and the Division of Investment Management. On July 15, 1992, the operational EDGAR system was made available to those filers, still on a voluntary basis.

      On February 23, 1993, the Commission issued four releases adopting rules, on an interim basis, that required most documents processed by these divisions to be done so electronically. These releases contained phase-in schedules to bring filers onto the EDGAR system, a process that began on April 26, 1993.

      After completing the phase-in of a statutorily mandated significant test group in December 1993, the Commission Staff evaluated EDGAR's performance during a six-month test period. The evaluation resulted in a positive assessment of the EDGAR System and the Commission Staff recommended that the Commission proceed with full implementation of mandated electronic filing.

      Since May of 1996, the SEC mandates that persons or entities filing certain documents are required to make such filings electronically. The SEC will no longer accept any paper filings of most of its forms. Today, the EDGAR database is the definitive repository of corporate information.

      In May of 1999 the EDGAR system began accepting documents in HTML and unofficial documents in PDF (Portable Document Format). This modernization of the EDGAR system was intended to make the system more user friendly, and give the documents submitted a look that was closer to that of the original document. At some point in the future, the SEC will no longer accept the traditional ASCII or plain text documents, and HTML will become the new standard.

Our Market

      There are currently approximately 10,000 public companies whose securities are quoted and traded on either a national securities exchange, such as the American or New York Stock Exchange, or on electronic exchanges such as the National Association of Securities Dealers ("NASD") Automated Quotation System ("NASDAQ") and the NASD Over-the-Counter ("OTC") Bulletin Board ("BB"). At a minimum, each public company must file, through the SEC's EDGAR system, an annual report on Form 10-K or Form 10-KSB and three quarterly reports on Form 10-Q or Form 10-QSB. Most companies make substantially more filings because of registration statements, reorganizations, mergers and acquisitions, name changes, material events of importance to security holders and a variety of other reasons required by the federal securities laws. In addition, officers and directors of the companies as well as large and/or influential stockholders are required to make filings on changes in their status with the companies. Literally hundreds of thousands of filings are made annually on EDGAR and the number continues to grow as more companies become new members to the securities markets.

      We seek to capture a portion of the electronic filings made by companies and certain individuals in this market by providing exceptional service at a price that is at least 25% lower than the average prices charged by our competitors.

      We seek to provide EDGAR filing services primarily to public corporations and certain individuals by marketing our services to these groups directly or through legal and accounting firms specializing in securities practices.

Future Growth Strategy

      We believe that the current marketplace of established EDGAR filing service providers is highly fragmented, with literally dozens of EDGAR filing service providers located throughout the country. As such, we believe that there is an opportunity for a publicly traded EDGAR filing service provider company to acquire several, smaller and more established EDGAR filing service providers.

      We are in the process of designing our corporate web site to provide our clients with information on our services, including additional information on the EDGAR filing process and functionality to search the EDGAR archive database for submitted filings. Additionally, we plan to select and implement an on-line credit card payment system, an automated services and fees quotation system for not standard filings, and standard forms download to further simplify the overall EDGAR filing process. Other growth strategies include an aggressive targeted marketing campaign, advertisement in trade publications, and yearly services agreements with current and potential clients for their total yearly EDGAR filing needs for a lump sum price.

Our Services

      We are a full-service EDGAR filing service provider that files EDGAR reports on behalf of public companies and certain individuals. The scope of work undertaken by a full-service EDGAR filing service provider includes the following:

      1. Filing for EDGAR Access Codes
      2. Conversion of documents to an EDGAR acceptable format
      3. Client approval of the document to be filed with the SEC
      4. Electronic filing or transmission of the document on the EDGAR system

Document Preparation and Filing Services

      We offer EDGAR filing services utilizing the traditional ASCII or plain text filing format. Our turnaround time for ASCII based files is expected to be 36 hours for digital documents and 72 hours for hard copy or hand-keyed documents. We plan to offer the new HTML and PDF filing formats in about 3 to 4 months time.

      Our services include creating a new client account with us, making a client's SEC required filings "EDGAR-ready", obtaining client approval of filing documents, editing client changes, transmitting filing documents utilizing the EDGAR system and forwarding final filing documents and SEC notifications of acceptance to our clients.

      To make our client's filing "EDGAR-ready", we convert documents that have been prepared by the client into ASCII, HTML or PDF formats. Additionally, we inserts required information, such as submission header and document data. The documents are then run through computer based validation programs, such as EDGARLink, a software program provided for filers and their agents by the SEC, to check certain required information and conformity to the EDGAR acceptable format.

      Upon client approval of a final draft, complete with required information, we will "Test" file the document. Upon written authorization from client, the document will be filed "Live" on the EDGAR system. We require that written authorizations are provided to us at least two hours before the document is to be filed or transmitted Live on the EDGAR system. Shortly after a document is filed or transmitted, the SEC confirms the acceptance of the document via e-mail. This confirmation is sent directly to us and we forward such confirmation to our clients, by e-mail, fax or otherwise.

      Most documents will be delivered to us from our clients either by e-mail or computer disk. For additional charges, we will also provide typing and data entry services for documents delivered to us in paper format. However, we do not provide any form of legal or accounting advice or editing services beyond corrections explicitly requested by our clients.

      We currently charge fees based upon the number of pages being filed, the number of tables required, such as in financial statements, in a document, the deadlines imposed by the filer and the amount of editing required.

Distribution and Marketing Plan

      We plan to deliver our services primarily through our web site. As of the date of this prospectus, we have a fully functional web site at http://www.DonarEnterprises.com and it is being hosted and maintained by our president at no charge to us.

      We do not currently have any customers. To build our customer base, we will implement a regular campaign of direct mail to a database of publicly held companies as well as legal and accounting firms specializing in securities practices. Additionally, we intend to further enhance our web site and engage in a regular campaign of e-mail marketing and other forms of on-line marketing, on the Internet.

      Initially, we will focus on targeting smaller public companies that are not large enough to require a full-time or even part-time employee to handle their filings and who would thereby benefit from outsourcing such services to us. As we grow, hire and train additional personnel and can benefit from certain economies of scale, we will seek to target larger companies for the purposes of replacing their in-house EDGAR filing staff.

      Because of the nature of the our business and the improvements in technology, we do not foresee geographical barriers to our market. We believe that most of our business can be managed by mail, fax or e-mail and does not require much travel.

      We do not believe that we will be affected by seasonal factors. However, many companies file reports on a calendar year-end basis. As a result, we believe that a greater percentage of our business will occur around the deadlines set forth by the SEC for companies filing on a calendar year-end basis. Such deadlines are forty-five days after the end of each quarter, and ninety-days after a company's year-end.

      There can be no assurance that we will be able to develop our marketing plan.

Sources and Availability of Raw Materials

      We are in the service business, and thus we do not use raw materials or have any significant suppliers.

Customer Base

      As of the date of this prospectus, we have no customers. If we are not able to establish a customer base in the future, we will not be profitable.

Operations and Administrative Systems

      We have limited operations to date. Since May 2001, our president has spent a minimum of 20 hours per week working for us. Our operations are based in Philadelphia, Pennsylvania. We are currently borrowing all of our computers, Internet access line and software from our president. Our systems include three computers, an Apple Power Macintosh, a generic personal computer and web server, a dedicated DSL (Digital Subscriber's Line) Internet access connection, and several off-the-shelf web site development, marketing, word processing and accounting software programs.

Research and Development Activities

      Although our industry relies on the technical knowledge of computers and software, we do not believe that our operations will require research and development in the traditional sense. Other than initial web site development at www.DonarEnterprises.com, we have not undergone any research and development activity. Our president, William Tay, has basic training in formatting and filing EDGAR documents and will be responsible for all of our service offerings.

Intellectual Property

      We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interest. We own the domain name, www.DonarEnterprises.com.

Competitive Business Conditions

      Many filers or issuers file disclosure reports, prospectuses, registration statements, and other documents with the SEC in-house without utilizing the services of an outside EDGAR filing service provider. As a result, we compete in this segment of the market by offering savings in cost, time and logistics to such companies.

      Other filers utilize the services of law firms or outside EDGAR filing service providers who provide services similar to ours. We compete in this segment of the market by providing exceptional service, fast turnaround and by offering, what we believe to be, one of the lowest pricing structures in the industry.

      A majority of our competition comes from law firms and outside EDGAR filing service providers who have substantially greater experience, financial and other resources than we do. Additionally, there is no assurance that we will be able to respond favorably to competitive pressures from these competitors.

      We may also face additional competition in the future as new technologies increase the simplicity at which filings can be made, thereby making it more difficult for us to achieve cost savings and other benefits for our existing clients and potential customers.

      The barriers to entry into our industry are very low and can result in continued competitive pressures, thereby having a potentially adverse effect on our financial performance.

Governmental Regulations Issues

      Other than maintaining our good standing in the State of Delaware; complying with applicable local business licensing requirements; complying with all state and federal tax requirements; preparing our periodic reports under the Securities Exchange Act of 1934, and complying with other applicable securities laws, rules and regulations, we do not believe that existing or probable governmental regulations will have a material effect on our operations.

Employees

      As of the date of this prospectus, we have one part-time employee. From time to time, we will employ additional independent contractors to support our development, technical, marketing, sales, support and administrative organizations. Competition for qualified personnel in the industry in which we compete is intense. We believe that our future success will depend in part on our continued ability to attract, hire or acquire, train and retain qualified employees.

Properties

      We have our corporate headquarters in Philadelphia, Pennsylvania. Substantially all of our operating activities are conducted from 300 square feet of office space provided by our president at no charge. The office consists of one room and a telephone, and access to other common areas, which include the use of a fax machine and several computers. We believe that additional space will be required as our business expands and believe that we can obtain suitable space as needed. We do not own any real estate.


       MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion should be read in conjunction with Donar's audited financial statements, including the notes thereto, appearing elsewhere in this prospectus.

Overview

      Donar Enterprises, Inc. was organized on May 25, 2001 and has just recently commenced operations. Our management believes that in light of the large number of companies and individuals that are responsible for filing with the SEC, the size of the potential market for electronic EDGAR filing services may continue to grow. Accordingly, the volume of business available to those who can provide quality and timely service will also increase rapidly over the next several years. Initially, we will focus on targeting smaller public companies that are not large enough to require a full-time or even part-time employee to handle their filings and who would thereby benefit from outsourcing such services to us.

Plan of Operations

      We began implementing phases of our business plan in June 2001. Our plan of operations for the twelve months following the date of this prospectus is to complete the following objectives, within the time period specified, subject to the sale of all the shares offered:

Complete development of our corporate web site to market our services

      We have purchased the domain name
www.DonarEnterprises.com and have designed and developed our initial corporate web site. Our web site presents a variety of information that we believe will be of interest to clients, including: information about the services we offer, a description background of us, news relating to us and the industry in general, our pricing structure, numerous forms used for the filing of reports, prospectuses, registration statements and other documents pursuant to the federal securities laws, and information on how to contact us. We expect to launch a more comprehensive web site to provide our clients and potential clients the ability to search the SEC's EDGAR database and present the results of their searches on our web site, and implement an online credit card payment system, during the next 2 to 3 months.

Direct mail marketing campaign

      During the next 4 to 5 months, we plan to announce our service offerings and corporate web site, in a direct mail marketing campaign, to a database of small publicly held corporations as well legal and accounting firms specializes in securities practices.

Build an internal administrative and managerial organization

      During the next 6 to 8 months time, we plan to identify, interview and engage part-time and contract personnel to assist us in overseeing all areas of our operations.

Providing new services to adapt to current changes in the industry

      Initially, we will offer document-formatting services only in ASCII or plain text format to our clients. During the next 3 to 4 months time, we plan to conform to the SEC's recent modernization of the EDGAR system by offering HTML filing services for clients who prefer their documents to appear similar to their original format. We believe that it is of utmost importance to the growth of our business to introduce this new service to meet current demands and help attract new and retain current customers, thereby generating higher revenues.

      Our actual expenditures and business plan may differ from this plan of operations. Our board of directors may decide not to pursue this plan, or may decide to modify it based on new information or limits in the amount of available financing.

      Actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary, include, among other things, decisions of our board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the EDGAR formatting and filing service business or general economic conditions, and those other factors identified in this prospectus.

Liquidity and Capital Resources

      During the next twelve months, we plan to satisfy our cash requirements by additional equity financing. This will be in the form of private placements of restricted common stock. There can be no assurance that we will be successful in raising additional equity financing, and, thus, be able to satisfy our cash requirements, which primarily consist of legal and accounting fees at the present time. We presently have $0 in cash with which to satisfy any future cash requirements. We will need a minimum of $25,000 to satisfy our cash requirements for the next 12 months. We will not be able to operate if we do not obtain equity financing either from this offering or subsequent offerings. We have no current material commitments. We depend upon capital to be derived from future financing activities such as offerings of our stock. There can be no assurance that we will be successful in raising the capital we require. Our management believes that, if this offering and the subsequent private placements are successful, we will be able to generate revenues from offering document formatting and EDGAR filing services for companies and individuals that desire to submit electronic filings to the SEC's EDGAR system, and achieve liquidity within the next twelve months. We do not anticipate any further research and development of any product, nor do we expect to incur any research and development costs. We do not expect the purchase or sale of plant or any significant equipment, and we do not anticipate any change in the number of our employees until we are able to increase our current client base. We have no current material commitments. We have generated no revenue since our inception.

      We are conducting this offering, in part, because we believe that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a privately held company. Registering our shares may help minimize the liquidity discounts we may otherwise have to take in a future financing because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied and a public market will exist to effect Rule 144(g) broker transactions.

      We believe that the cost of registering our securities, and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts. No specific investors have been identified, but our management has general knowledge of an investor class interested in investing in companies that have some measure of liquidity.

      We are still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of our common stock. There can be no assurance that we will be successful in raising the capital we require through the sale of our common stock. In the event we fail to raise enough cash in this offering to implement our business plan, we will have to find another source of funding, such as borrowings from our sole officer and director, and we cannot assure you that we will have any success in this regard. If we are unsuccessful, investors will have lost their money investing in our stock, and we will not attempt to pursue further efforts with respect to such business, and it is unlikely we would have the financial ability to do so in any event. Instead management will call a shareholders meeting to decide whether to liquidate the company or what direction we will pursue, if any. However, we presently have no plans, commitments or arrangements with respect to any other potential business venture and there is no assurance we could become involved with any other business venture, especially any business venture requiring significant capital.


                          LEGAL PROCEEDINGS

      We are not a party to any pending legal proceeding. To the knowledge of our management, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or affiliate of us or owner of record or beneficially of more than five percent of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.


                            LEGAL MATTERS

      The validity of the shares offered under this prospectus is being passed upon for us by Hoge Carter Holmes pllc, Dallas Texas.


                               EXPERTS

      The financial statements of Donar Enterprises, Inc. for the period from inception on May 25, 2001 through July 31, 2001, included in this prospectus have been examined by Stark Tinter & Associates, LLC, Denver, Colorado, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.


                     REPORTS TO SECURITY HOLDERS

      Donar Enterprises, Inc. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year. As of the calendar year ending December 31, 2001, we may be required to register the common stock being offered hereunder, under the 1934 Act, and continue to file annual and quarterly reports.

      The National Association of Securities Dealers, Inc. requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we will have to register our securities under the 1934 Act on Form 8-A or Form 10-SB.

      We may cease filing periodic reports with the Securities and Exchange Commission if:

      * We have less than 300 stockholders of record; or
      * We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

      Because of the requirement that we file periodic reports in order to have our common stock quoted on the OTC Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

      The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

      We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

      You can also call or fax us at (215) 893-3662, write us at 1735 Market Street, Suite A #261, Philadelphia, Pennsylvania 19103 or email us at info@DonarEnterprises.com anytime with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

                       DONAR ENTERPRISES, INC.
                    (A Development Stage Company)

                   INDEPENDENT AUDITORS' REPORT and
                         FINANCIAL STATEMENTS

                            JULY 31, 2001
                            -------------



                       DONAR ENTERPRISES, INC.
                    (A Development Stage Company)

                    INDEX TO FINANCIAL STATEMENTS

                                                                        Page
                                                                       -------
Independent Auditors' Report .........................................   F-3

Financial Statements

  Balance Sheet, as of July 31, 2001 .................................   F-4

  Statement of Operations for the period May 25, 2001 (inception)
    through July 31, 2001 ............................................   F-5

  Statement of Stockholders' Deficit for the period May 25, 2001
    (inception) through July 31, 2001 ................................   F-6

  Statement of Cash Flows for the period May 25, 2001 (inception)
    through July 31, 2001 ............................................   F-7

  Notes to Financial Statements ......................................   F-8


STARK TINTER & ASSOCIATES, LLC
______________________________________________________________________
                                          Certified Public Accountants
                                                 Financial Consultants




                     INDEPENDENT AUDITORS' REPORT



Shareholders and Board of Directors
Donar Enterprises, Inc.


We have audited the accompanying balance sheet of Donar Enterprises, Inc. (a development stage company) as of July 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the period May 25, 2001 (inception) through July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Donar Enterprises, Inc. (a development stage company) as of July 31, 2001, and the results of its operations, and its cash flows for the period May 25, 2001 (inception) through July 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company was recently formed, has incurred losses since its inception and has not been successful in establishing profitable operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stark Tinter & Associates, LLC

STARK TINTER & ASSOCIATES, LLC
August 17, 2001
Denver, Colorado





     7535 East Hampden Avenue, Suite 109 * Denver, Colorado 80231
                Tel (303) 694-6700 Fax (303) 694-6761

                             DONAR ENTERPRISES, INC.
                          [A Development Stage Company]

                                 BALANCE SHEET
                                 July 31, 2001


ASSETS
------

CURRENT ASSETS

  Total current assets                                  $          --
                                                        =============


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:

  Total current liabilities                             $          --
                                                        -------------

STOCKHOLDERS' EQUITY:

  Preferred stock, $.001 par value,
   20,000,000 shares authorized,
   none issued and outstanding                                     --

  Common stock, $.001 par value,
   100,000,000 shares authorized,
   4,750,000 shares issued
   and outstanding                                              4,750

  Additional paid-in capital                                  232,750

  Deficit accumulated during the
    development stage                                        (237,500)
                                                        -------------
        Total Stockholders' Equity                                 --
                                                        -------------
                                                        $          --
                                                        =============

The accompanying notes are an integral part of these financial statements.


                             DONAR ENTERPRISES, INC.
                          [A Development Stage Company]

                       STATEMENT OF OPERATIONS AND DEFICIT

                      for the period beginning May 25, 2001
                    (the date of inception) to July 31, 2001


REVENUE                                                    $        --
                                                           ------------
EXPENSES

   Stock based compensation:
   -------------------------
   Organization costs - related party                         (237,500)
                                                           ------------
LOSS BEFORE INCOME TAXES                                      (237,500)

Provision for income taxes                                          --
                                                           ------------

NET LOSS                                                   $  (237,500)
                                                           ============

WEIGHTED AVERAGE COMMON SHARES - BASIC AND FULLY DILUTED     4,750,000
                                                           ============

LOSS PER COMMON SHARE                                      $     (0.05)
                                                           ============


The accompanying notes are an integral part of these financial statements.


                             DONAR ENTERPRISES, INC.
                          [A Development Stage Company]

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                     for the period beginning May 25, 2001
                    (the date of inception) to July 31, 2001

                                                                                         Deficit
                                                                                       Accumulated
                                  Preferred Stock        Common Stock                  During the
                               --------------------- ---------------------  Paid-in    Development
                                  Shares     Amount     Shares    Amount    Capital       Stage         Total
                               ----------- --------- ----------- --------- ----------  -----------   -----------
BALANCE, May 25, 2001                  --  $     --          --  $     --  $      --   $       --    $       --

Shares issued to founder
  for organization cost and
  services at $0.05 per
  share at inception
  (May 25, 2001)                       --        --   4,750,000     4,750    232,750           --       237,500

Net loss for the period
  ended July 31, 2001                  --        --          --        --         --     (237,500)     (237,500)
                               ----------- --------- ----------- --------- ----------  -----------   -----------
BALANCE, July 31, 2001                 --  $     --   4,750,000  $  4,750  $ 232,750   $ (237,500)   $       --
                               =========== ========= =========== ========= ==========  ===========   ===========


The accompanying notes are an integral part of these financial statements.


                             DONAR ENTERPRISES, INC.
                          [A Development Stage Company]

                             STATEMENT OF CASH FLOWS

                      for the period beginning May 25, 2001
                    (the date of inception) to July 31, 2001


Cash Flows Provided by Operating Activities:

  Net loss                                                      $   (237,500)

  Adjustments to reconcile net loss to
    net cash used by operating activities:

    Issuance of stock for services                                   237,500
                                                                ------------
            Net Cash Provided by Operating Activities                     --
                                                                ------------
Cash Flows Provided by Investing Activities                               --
                                                                ------------
            Net Cash Provided by Investing Activities                     --
                                                                ------------
Cash Flows Provided by Financing Activities:

Proceeds from issuance of common stock                                    --
                                                                ------------
            Net Cash Provided by Financing Activities                     --
                                                                ------------

Net Increase in Cash                                                      --

Cash at Beginning of Period                                               --
                                                                ------------
Cash at End of Period                                           $         --
                                                                ============
Supplemental Disclosures of Cash Flow Information:

  Cash paid during the period for:
   Interest                                                     $         --
   Income taxes                                                 $         --


The accompanying notes are an integral part of these financial statements.

                       DONAR ENTERPRISES, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS
                            July 31, 2001

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Donar Enterprises, Inc. ("Donar" or "the Company") was incorporated under the laws of the State of Delaware on May 25, 2001. The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware including, without limitation, to provide document formatting and electronic filing services to public corporations and individuals.

Donar has been in the development stage since its formation on May 25, 2001. Planned principal operations have only recently commenced since then, but Donar has not generated any significant revenue.

Revenue Recognition

Revenues from document formatting and electronic filing services are recognized at the time the services are provided to the customer.

Advertising costs

The Company expenses all costs of advertising as incurred. During the period May 25, 2001 (inception) through June 30, 2001, the
Company did not incur any advertising costs.

Use of Estimates

The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Net Loss Per Share

The Company follows Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). Basic earnings (loss) per common share ("EPS") calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per common share calculations are determined by dividing net income
(loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. Common stock equivalents, if any, are not considered during periods in which they are anti-dilutive.

Cash and Cash Equivalents

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                       DONAR ENTERPRISES, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS
                            July 31, 2001


Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment Information

The Company follows SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS No. 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements as it expands operations.

Comprehensive Income

There have been no items of comprehensive income since the Company's inception on May 25, 2001.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying amount of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value.
Considerable management judgement is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell. As of July 31, 2001, management does not believe there is any impairment of the carrying amounts of assets.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and accrued expenses, and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are payable on demand.

Recent Pronouncements

The FASB recently issued Statement No 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not engaged in any hedging activities since its inception on May 25, 2001.

                       DONAR ENTERPRISES, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS
                            July 31, 2001


Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Company has not engaged in any hedging activities since its inception on May 25, 2001.

During December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAS No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the Company's revenue recognition policies.

Note 2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has generated losses since its inception on May 25, 2001, aggregating $237,500 through July 31, 2001. Additionally, the Company was recently formed, and has not been able to establish operations since the date of inception. The Company has been reliant on funding from stockholders.

As discussed in Note 5, management's plans include the development of the Company's operations to a commercial level and pursuing additional equity financing. The Company plans on issuing up to 2,000,000 shares of voting common stock in exchange for up to $100,000.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 3.  RELATED PARTY TRANSACTIONS

The Company issued 4,750,000 shares of unregistered common stock for $237,500, based on Donar's expected offering price of $0.05 per share, to its President in exchange for services as President, Secretary, and Treasurer. These shares were issued under Section 4(2) of the Securities act of 1933, as amended, and are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear such a legend.

Note 4.  INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No.
109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

                       DONAR ENTERPRISES, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS
                            July 31, 2001

Note 4.  INCOME TAXES (continued)

The types of temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a significant portion of the deferred tax asset are as follows:

                                  Reconciling            Tax
                                     Item               Effect
                                  -----------          ---------
Net operating loss carryforward    $237,500             $77,000
                                  ===========          =========

The net operating loss carryforward will expire through 2021. The deferred tax asset has been fully reserved at July 31, 2001.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes due to the effect of the net operating loss. The net operating loss negates any provision for income taxes.

Note 5.  SUBSEQUENT EVENTS

Donar is proposing to make a public offering of 2,000,000 shares of its previously authorized but unissued common stock. Donar plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. Donar has arbitrarily determined an offering price of $0.05 per share. Donar will manage the offering without any underwriter. Donar plans to have its sole officer sell the shares without any discounts or other commissions.

                        DONAR ENTERPRISES, INC.

                        SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to Donar
Enterprises, Inc., hereby subscribes for the purchase of the number of Common Shares indicated below of Donar Enterprises, Inc., at a purchase of $0.05 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:   (1)      Number of Shares ___________________________

                  (2)      Total Contribution ($0.05/Share) $__________

                           Date of Investor's check  ___________

B.  REGISTRATION:
                  (3)      Registered owner: __________________________

                           Co-Owner: __________________________________

                  (4)      Mailing address: ___________________________

                           City, State & zip: _________________________

                  (5)      Residence Address (if different from above):

                           ============================================

                  (6)      Birth Date:      ______/______/______

                  (7)      Employee or Affiliate: Yes ______  No ______

                  (8)      Social Security: #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Co-Owner Social Security:

                           #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                           Corporate or Custodial:

                           Taxpayer ID #: ______/______/______

                           U.S. Citizen [ ]          Other [ ]

                  (9)      Telephone (H) (     ) ______________________

C.  OWNERSHIP         [ ] Individual Ownership       [ ] IRA or Keogh

                      [ ] Joint Tenants with Rights of Survivorship

                      [ ] Trust/Date Trust Established_______________

                      [ ] Pension/Trust (S.E.P.)

                      [ ] Tenants in Common          [ ] Tenants by the
                                                         Entirety

                      [ ] Corporate Ownership        [ ] Partnership

                      [ ] Other_____________________


D. SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards set forth in the prospectus.

Registered Owner: _____________________________

Co-Owner:         _____________________________


Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________


MAIL TO:

      Donar Enterprises, Inc.
      1735 Market Street
      Suite A #261
      Philadelphia, PA 19103
      Telephone / Fax: (215) 893-3662
____________________________________________________________________
FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________

____________________________________________________________________

=====================================================================
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.











                       DONAR ENTERPRISES, INC.

                           2,000,000 SHARES

                             COMMON STOCK


                           ----------------

                              PROSPECTUS

                           ----------------







                           August 30, 2001













Until                                 , all dealers that effect
transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
=====================================================================

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

      1. Section 145 of the Delaware General Corporation Law provides that each corporation shall have the following powers:

      (a) A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
(a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      2. The Issuer's Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Delaware General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25.  Other Expenses of Issuance and Distribution*

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                            Amount
                                          ----------
SEC registration fee ...................  $    25.00
Blue Sky fees and expenses .............    3,000.00
Printing and shipping expenses .........    2,000.00
Legal fees and expenses ................    5,000.00
Accounting fees and expenses ...........    2,000.00
Transfer agent and misc. expenses ......    3,475.00
                                          ----------
       Total                              $15,500.00

* All expenses are estimated except the SEC filing fee.

Item 26.  Recent Sales of Unregistered Securities.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

      In connection with organizing Donar, on May 25, 2001, William Tay was issued 4,750,000 shares of restricted common stock in exchange for services, the business plan of Donar, and Donar's web site and domain name. The shares were issued at $0.05 per share, which Donar believes represents the fair value of the services performed by William Tay. The foregoing purchase and sale to this sophisticated person (officer and director) who had superior access to all corporate and financial information were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

      The purchaser listed above represented his intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits Index.

      The following exhibits are filed as part of this Registration
Statement:

 Number                   Exhibit Name
 -------    ------------------------------------------
  1.1       Subscription Agreement
  3.1       Certificate of Incorporation
  3.2       By-Laws
  4.1       Form of Common Stock Certificate
  5.1       Opinion of Hoge Carter Holmes pllc
            regarding legality
 23.1       Consent of Hoge Carter Holmes pllc
            (included in Exhibit 5.1)
 23.2       Consent of Stark Tinter & Associates, llc


      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

      The undersigned registrant undertakes:

      (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

            I. To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

            II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

            III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

      Insofar as indemnification for liabilities arising under the

Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.


                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Philadelphia, State of Pennsylvania, on August 30, 2001.


                                   Donar Enterprises, Inc.

                                   /s/ William Tay
                                   ------------------------------
                                   William Tay,
                                   President and Principal
                                   Financial Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                                   /s/ William Tay
                                   ------------------------------
                                   William Tay,
                                   President, Secretary,
                                   Treasurer, Principal Financial
                                   Officer and Director

Date: August 30, 2001
      ---------------

               As filed with the SEC on August 30, 2001
                    SEC Registration No. 333-68702




                  SECURITIES AND EXCHANGE COMMISSION



                        WASHINGTON, D.C. 20549







                               EXHIBITS

                                  TO

                        REGISTRATION STATEMENT

                             ON FORM SB-2

                                UNDER

                      THE SECURITIES ACT OF 1933








                        DONAR ENTERPRISES, INC.






(Consecutively numbered pages 46 through 63 of this Registration Statement)

                          INDEX TO EXHIBITS
                          -----------------

---------------------------------------------------------------------------
SEC REFERENCE           TITLE OF DOCUMENT             LOCATION
NUMBER
---------------------------------------------------------------------------
1.1                     Subscription Agreement        This Filing
                                                      Page 48
---------------------------------------------------------------------------
3.1                     Certificate of                This Filing
                        Incorporation                 Page 50
---------------------------------------------------------------------------
3.2                     By-Laws                       This Filing
                                                      Page 52
---------------------------------------------------------------------------
4.1                     Form of Common Stock          This Filing
                        Certificate                   Page 59
---------------------------------------------------------------------------
5.1                     Opinion of Hoge Carter        This Filing
                        Holmes pllc regarding         Page 61
                        legality
---------------------------------------------------------------------------
23.1                    Consent of Hoge Carter        Included in
                        Holmes pllc                   Exhibit 5.1
---------------------------------------------------------------------------
23.2                    Consent of Stark Tinter &     This Filing
                        Associates, llc               Page 62
---------------------------------------------------------------------------